Agreement no.: PS22-048 1(19) Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. OUTSOURCING FRAMEWORK AGREEMENT Regarding the outsourcing of the development, manufacturing, procurement, quality, outbound logistics and certain aftermarket responsibilities of the [***] vehicle and made between: (1) VOLVO CAR CORPORATION, Reg. No. 556074-3089, a limited liability company incorporated under the laws of Sweden (“Volvo Cars”); and (2) POLESTAR PERFORMANCE AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Polestar has decided to outsource the development, manufacturing, procurement, quality, outbound logistics and certain aftermarket responsibilities of the Vehicle (as defined below) to Volvo Cars and Volvo Cars Affiliates (as defined below), and Volvo Cars and Volvo Cars Affiliates have accepted to perform such tasks pursuant to the terms and conditions under the relevant Ancillary Agreements (as defined below). B. The Vehicle will be based on Volvo Cars' so-called [***] architecture with additional Polestar unique development, and will be a premium battery electric vehicle in the Premium SUV segment to be sold globally by Polestar. C. At the date of this Agreement, some Ancillary Agreements have already been entered into. Polestar and/or Polestar Affiliates (as defined below) and Volvo Cars and/or Volvo Cars Affiliates will enter into additional Ancillary Agreements following the date hereof. D. Although the Ancillary Agreements for practical reasons have been and will be entered into by Volvo Cars and different Volvo Cars Affiliates, the Parties’ have agreed that Polestar and Polestar Affiliates should be able to have one single contracting party taking the overall responsibility for the development, manufacturing, procurement and certain aftermarket responsibilities of the complete Vehicle. E. In order for Polestar and the Polestar Affiliates to be able to turn to one single contracting party that takes the overall responsibility for the complete Vehicle, the Parties have agreed that Volvo Cars should assume a comprehensive end-to-end responsibility for the performance of any and all Deliverables (as defined below) provided by Volvo Cars or any Volvo Cars Affiliate under the Ancillary Agreements. Agreement no.: PS22-048 2(19) F. In addition, Volvo Cars shall undertake a coordinating role and act as Polestars’ and Polestar Affiliate’s single point of contact in relation to any and all claims, issues, questions etc. arising under the Project (as defined below), including the Ancillary Agreements. In light of the above, the Parties have agreed to execute this Agreement. 1. DEFINITIONS All capitalized terms used in this Agreement shall have the meaning noted above and below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Affiliate” means (i) for Volvo Cars, Volvo Cars AB any other legal entity that directly or indirectly is Controlled by Volvo Car AB and (ii) for Polestar, any other legal entity that, directly or indirectly, is Controlled by Polestar Automotive Holding UK PLC. The Parties, however, agree to renegotiate this definition of “Affiliates” in good faith if it in the future does not reflect the Parties’ intention at the time of signing this Agreement due to a restructuring or reorganization in relation to either or both of the Parties. “Agreement” means this Outsourcing Framework Agreement (as amended by the Parties from time to time). “Ancillary Agreement” means each of the Project specific agreements entered into or to be entered into between the Parties or with Polestar Affiliates or Volvo Cars Affiliates within the scope of the Agreement, including the agreements listed in Appendix 1, (as they may be amended from time to time by the Parties), and such other agreements that may be concluded by the Parties or their respective Affiliates in connection with or for the purpose of facilitating the Project. “Coordination Activities” is defined in Section 5.1. "Components" means all the components (including software) and parts included in the Vehicle according to the technical specification as defined in the applicable [***]Manufacturing Agreement (PS22-049, PS22-050, PS22-052). “Confidential Information” means any and all non-public information regarding the Parties and their Affiliates and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement, information relating to intellectual property rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know-how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to, at the time of, or after the execution of this Agreement. “Control”, “Controlling”, “Controlled” means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of Agreement no.: PS22-048 3(19) directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. “Deliverables” means the services to be performed, the licenses to be granted, the products to be delivered (including the Vehicle) and any other results and deliverables to be provided by Volvo Cars and the Volvo Cars Affiliates under the Ancillary Agreements. For the avoidance of doubt, the Coordination Activities provided under this Agreement is not included in the definitions of Deliverables. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “Force Majeure Event” is defined in Section 15.2.1. “Intellectual Property Rights” or “IP” means Patents, Non-patented IP, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. “Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers. “Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Agreement. “Party” is defined in the preamble above. “Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this Agreement, along with any continuation, continuation-in-part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. “Polestar” is defined in the preamble above. “Polestar Affiliate” means any Affiliate of Polestar. “Project” means the [***]project which includes inter alia development (including licenses), procurement, manufacturing, and certain aftermarket services and change management of the Vehicle by Volvo Cars. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Reserved Volumes” shall have the same meaning as defined in the applicable [***]Manufacturing Agreement (PS22-049, PS22-050, PS22-052). “Restricted Party” means a person that is: (i) listed on, or owned or controlled by a person listed on, or acting on behalf or at the direction of, a person listed on, any Sanctions List; (ii) Agreement no.: PS22-048 4(19) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a Sanctioned Territory; or (iii) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom the Parties, respectively under applicable law, would be prohibited or restricted by Sanctions from engaging in trade, business or other activities). "Sanctioned Party" means, at any time, an individual or entity that is: (a) any person specifically listed in any Sanctions List; or (b) any person controlled or owned by any such person referred to in (a) above. “Sanctioned Territory” means a country, region or territory that is the subject of comprehensive country-wide, region-wide or territory-wide Sanctions, or whose government is the target of comprehensive Sanctions. “Sanctions” means the economic or financial sanctions laws, regulations, trade embargoes, export controls or other restrictive measures enacted, administered, implemented and/or enforced from time to time by the United Nations Security Council, the United States of America, the United Kingdom, the Europe and Union and/or member state of the European Union, the Kingdom of Norway, the respective governmental institutions and agencies of any of the foregoing which are duly appointed, empowered or authorized to enact, administer, implement and/or enforce Sanctions, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty's Treasury (HMT), and other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Parties or performance of this Agreement. “Sanctions Authority” means: (a) the United Nations Security Council; (b) the United States of America; (c) the United Kingdom; (d) the European Union and/or a member state of the European Union; (e) the Kingdom of Norway; (f) the respective governmental institutions and agencies of any of the foregoing which are duly appointed, empowered or authorized to enact, administer, implement and/or enforce Sanctions, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty's Treasury (HMT); and (g) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Polestar or its Affiliates or performance of this Agreement. “Sanctions List” means the following lists of designated sanctions targets maintained by a Sanctions Authority from time to time: (a) in the case of the United Nations Security Council, the United Nations Security Council Consolidated List; (b) in the case of OFAC: the Specially Designated Nationals and Blocked Persons List; (c) in the case of HMT: the Consolidated List of Financial Sanctions Targets (d) in the case of the European Union, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions; and (e) or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities, where such list or public announcement purports to

Agreement no.: PS22-048 5(19) block the property or interests in property of, or prohibit the provision of funds or economic resources to, the designated persons. “SCC” is defined in Section.16.2.1 “SCC Rules” is defined in Section 16.2.1 “Steering Committee” mean the first level of governance forum established by the Parties for handling the cooperation between the Parties in respect of various matters in this Project, the so called Engineering & Operations Steering Committee. “Strategic Board” means the highest level governance forum established by the Parties for handling the cooperation between the Parties in respect of various matters in this Project, the so called Volvo Cars/Polestar Executive Alignment Meeting. "Third Party” means a party other than any of the Parties and/or Affiliates of one of the Parties to this Agreement. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties. “Vehicle” means the Polestar branded vehicle with the internal project name [***]. “Volvo Cars” is defined in the preamble above. “Volvo Cars Affiliate” means any Affiliate of Volvo Cars. 2. OBJECTIVES 2.1 The purpose of this Agreement is to form a framework describing the Parties’ rights and obligations in connection with Volvo Cars and Volvo Cars Affiliates’ provision of the Deliverables to Polestar and Polestar Affiliates, including but not limited to Volvo Cars’ end-to- end responsibility as set out in Section 4, as well as describing the Coordination Activities to be delivered by Volvo Cars to Polestar and Polestar Affiliates. Without limiting the generality of the foregoing, and as part of the overall objectives to be achieved through the Deliverables provided under the Ancillary Agreements, Volvo Cars undertakes to: (a) assume any and all liability, including financial liability and performance liability, for and undertakes the fulfilment of any obligations of Volvo Cars and Volvo Cars Affiliates under each Ancillary Agreement; (b) be Polestar’s and Polestar Affiliates single point of contact and procure and coordinate the performance and the delivery of the Deliverables and other undertakings made by Volvo Cars and Volvo Cars Affiliates under each of the Ancillary Agreements; (c) ensure that liability is allocated between Volvo Cars and Volvo Cars Affiliates in the event liability cannot easily be allocated under any of the Ancillary Agreements, and Agreement no.: PS22-048 6(19) thereby assume an independent end-to-end responsibility for the delivery of a functioning and complete Vehicle and aftermarket undertakings. 2.2 Volvo Cars recognizes and acknowledges that the Project and the Deliverables provided under the Ancillary Agreements are of utmost importance to and have a direct impact on the potential success of Polestars’ business. 3. CONTRACTUAL FRAMEWORK AND STRUCTURE 3.1 Due to the fact that Polestar has decided to outsource the full development, manufacturing, procurement and certain aftermarket responsibilities of the Vehicle to Volvo Cars and certain Volvo Cars Affiliates, Polestar and certain Polestar Affiliates have entered into and will enter into the different Ancillary Agreements for the different functions and phases of the Project. 3.2 On the date of this Agreement, the Ancillary Agreements listed in Appendix 1 Section 1 have already been signed and come into effect. 3.3 In addition to the Ancillary Agreements listed in Section 3.2, it is agreed by the Parties that additional agreements relating to the Project will be entered into by Polestar and Polestar Affiliates and Volvo Cars and certain Volvo Cars Affiliates, and that such agreements, provided that they refer to this Agreement, automatically and immediately upon signing will be considered Ancillary Agreements. At the time of the date of this agreement, these additional agreements are expected to be the agreements listed in Appendix 1 Section 2. 3.4 For the avoidance of doubt, the Parties acknowledge that they are fully aware of the contents of each of the already executed Ancillary Agreements and, in principle, the main contents of the contemplated future Ancillary Agreements based on any drafts thereof existing at the time when this Agreement is entered into. In light of its undertakings under this Agreement and that the Parties for that reason have accepted not to explicitly append all of the Ancillary Agreements to this Agreement. 4. END-TO-END RESPONSIBILITY 4.1 Volvo Cars’ general responsibility for Volvo Cars Affiliates’ performance 4.1.1 Volvo Cars commits to a comprehensive end-to-end responsibility for delivering a premium experience Vehicle including performance of not only its own obligations but also the obligations of any Volvo Cars Affiliate under the Ancillary Agreements, including but not limited to the provision of the Deliverables. This means that Volvo Cars undertakes to itself perform, or procure the performance of, any of Volvo Cars Affiliates’ present and future obligations in relation to or arising out of the Ancillary Agreements, including but not limited to the Deliverables and financial undertakings, if so requested by Polestar and Polestar Affiliates. 4.1.2 The Parties’ intention is that Polestar and Polestar Affiliates shall first directly contact or make a formal claim to the relevant Volvo Cars Affiliate (provided it is clear which is the liable Volvo Cars Affiliate) for any performance or omittance of any obligation of a Volvo Cars Affiliate under any relevant Ancillary Agreement, however, should the issue not be resolved or responded to by such Volvo Cars Affiliate within a reasonable time, Polestar and Polestar Affiliates shall be entitled to turn to Volvo Cars for assistance and coordination as set out in this Agreement. Agreement no.: PS22-048 7(19) 4.2 Volvo Cars’ responsibility if liability cannot be allocated under the Ancillary Agreements 4.2.1 If the Vehicle in any respect deviates from what Polestar reasonably could have expected from a premium experience vehicle or any claim that the sale and/or importation of the Vehicle infringes third party rights, and this is caused by a Volvo Cars Affiliate, then Volvo Cars shall be liable for any such deviation or claim. Volvo Cars shall rectify any such deviations within reasonable time. 4.2.2 Volvo Cars shall have the total liability for any and all claims under the Agreement, however it is recognized that each Ancillary Agreement have individual liability limitations and caps subject to their respective terms and conditions. Section 6 below applies. 4.2.3 If the liability cannot be allocated to any of the Ancillary Agreements in a straightforward manner, provided that the issue/claim raised by Polestar or Polestar Affiliates is caused by Volvo Cars or amongst Volvo Cars Affiliate(s), then Volvo Cars shall allocate such liability to Ancillary Agreement(s), and have the freedom to make the judgement call on such allocation between Volvo Cars and its Affiliates. Volvo Cars shall be able to apply and rely on such liability limitations and caps in accordance with the terms and conditions of each Ancillary Agreement with respect to each type of claims (e.g. design under the development agreement, manufacturing under the manufacturing agreement, services under the services agreement, tooling under the tooling agreement) towards Polestar and Polestar Affiliates if those are handled in the end through this Agreement. 4.2.4 Rectification of defects is the responsibility of Volvo Cars if the directed Affiliate(s) is for some reason not handling it in time for Polestar or Polestar Affiliates. 5. COORDINATION ACTIVITIES 5.1 Volvo Cars shall act as Polestars’ and Polestar Affiliates single point of contact from a practical perspective in relation to any and all claims, issues, questions etc. arising under the Project, and provide any and all activity, including coordination and root-cause analysis, related thereto (the “Coordination Acitivities”). Notwithstanding this Coordination Activities, the Parties acknowledge and agree that Polestar and Polestar Affiliates will have contacts with Volvo Cars Affiliates directly during the day-to-day business and for issues that it normally deals with a Volvo Cars Affiliate it may continue to do so. 5.2 The Coordination Activities shall include the following rights and obligations: (a) If Polestar or Polestar Affiliates cannot turn to a Volvo Cars Affiliates, Polestar and Polestar Affiliates shall have the right to solely turn to Volvo Cars regarding any issue or question which Polestar and/or Polestar Affiliates may have in relation to the Project (including under any Ancillary Agreement); (b) Volvo Cars shall be responsible to investigate the origin of any problem including a responsibility for root-cause analysis as regards any failure in performance of any Volvo Cars Affiliate under any Ancillary Agreement or a third party in relation to the Project, including parts, manufacturing, development, services etc. (irrespective of if they have been supplied by third parties or other Volvo Cars Affiliates). (c) Volvo Cars shall be responsible for providing to Polestar and Polestar Affiliates a proposal on how the liability between Volvo Cars and the Volvo Cars Affiliates shall be allocated in case there is a breach of more than one Ancillary Agreements, which shall Agreement no.: PS22-048 8(19) be subject to mutual discussions between the Parties and ensure that Volvo Cars Affiliates follow such decision. 6. LIABILITY 6.1 In relation to the Deliverables provided under the Ancillary Agreements, Volvo Cars’ liability, including limitations, shall correspond to the liability and limitations for Volvo Cars or each Volvo Cars Affiliates under each Ancillary Agreement. For the avoidance of doubt, in the event Volvo Cars or Volvo Cas Affiliates could be held liable under more than one Ancillary Agreement, the total liability cap under the relevant Ancillary Agreements (the sum of the relevant caps) shall apply. Notwithstanding the aforesaid or anything else in this Agreement, Polestar and Polestar Affiliates may never be compensated twice in relation to the same damage. 6.2 No damages paid under this Agreement or any Ancillary Agreement shall become part of the cost base for any payments due from Polestar for services or the Vehicle price. 6.3 This applies even if Volvo Cars or its Affiliates are required to include such damages in the cost base due to transfer pricing obligations. If so then Volvo Cars undertakes to compensate Polestar and/or its Affiliates with that amount. 7. TERM 7.1 This Agreement shall continue in effect until all Ancillary Agreements have been terminated in accordance with the terms and conditions set out in the Ancillary Agreements, unless otherwise set out in Section 7.2 below or otherwise agreed between the Parties. 7.2 Each of the Parties shall have the right to terminate this Agreement if an Ancillary Agreement has been terminated by a party due to material breach by the counterparty. 8. LIAISON MEETING AND GOVERNANCE 8.1 The Parties shall have weekly liaison meetings to discuss matters handled as Coordination Activities, other issues under this Agreement and any Ancillary Agreements. 8.2 For the purpose of allowing the Parties to work in a cooperative, productive manner and remain committed to maintaining a flexible attitude toward solving technical, service and business challenges within the Project over time, the Parties undertake to formalise a formal governance procedure in relation to the Agreement based on the structure set out in the Ancillary Agreements. The Parties agree that should the Parties need to escalate an issue under this Agreement that has already been escalated by Polestar and/or Polestar Affiliates or any Volvo Cars Affiliates under any of the Ancillary Agreements, such issue shall immediately

Agreement no.: PS22-048 9(19) be transferred to and handled in accordance with the governance procedures in this Agreement once formalised in accordance with Section 8.2. 8.3 In the event that no escalation has yet been initiated under the Ancillary Agreement, the Parties agree that any disagreement or dispute arising under such Ancillary Agreement shall be handled under this Agreement once formalised in accordance with Section 8.2. 9. CONFIDENTIAL INFORMATION 9.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 9.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any third party, unless the exceptions specifically set forth below in this Section 9.2 below apply, or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision shall not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this Agreement, or by breach of another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a third party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 9.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Party uses to protect its own Confidential Information of similar nature, to prevent the dissemination to third parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking corresponding to the provisions as set forth in this Section 9. 9.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. Agreement no.: PS22-048 10(19) 9.5 If any Party violates any of its obligations described in this Section 9, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 17.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 9.6 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. 10. TRADEMARKS 10.1 General For the avoidance of doubt, this Agreement shall in no way be construed as to give any of the Parties any right whatsoever to use any registered or unregistered Trademarks or brand names owned or licensed by another Party or its Affiliates, except in the manner and to the extent set forth in this Agreement. 10.2 Polestar brand name 10.2.1 For sake of clarity, it is especially noted that this Agreement does not include any right to use the ‘Polestar’ brand name or Trademarks or refer to ‘Polestar’ in communications or official documents of whatever kind. 10.2.2 This means that this Agreement does not include any rights to directly or indirectly use the ‘Polestar’ brand name or ‘Polestar’ Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with third parties, e.g. in presentations, business cards and correspondence. 10.3 Volvo Cars brand name 10.3.1 Correspondingly, it is especially noted that this Agreement does not include any right to use the ‘Volvo’ brand name, or Trademarks, or refer to ‘Volvo’ in communications or official documents of whatever kind. The Parties acknowledge that the ‘Volvo’ Trademarks as well as the ‘Volvo’ name is owned by Volvo Trademark Holding AB and that the right to use the name and the ‘Volvo’ Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related intellectual property can only be used by Volvo Cars and its Affiliates in relation to Volvo products. 10.3.2 This means that this Agreement does not include any rights to directly or indirectly use the ‘Volvo’ brand name or ‘Volvo’ Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with third parties, e.g. in presentations, business cards and correspondence. 11. INDEMNIFICATION 11.1 Polestar shall, and shall ensure that the Polestar Affiliates will, indemnify and hold harmless Volvo Cars and each of the Volvo Cars Affiliates according to the indemnification provisions set out in each Ancillary Agreement. Agreement no.: PS22-048 11(19) 11.2 Each of Volvo Cars and Polestar shall, upon becoming aware of any third-party claims received by any of Volvo Cars Affiliates or Polestar Affiliates, (i) promptly notify the other Party thereof and (ii) coordinate and facilitate the adequate management of such claim, where any indemnification obligation referenced under 11.1 applies or is reasonably likely to apply. 11.3 Volvo Cars and Polestar acknowledge that Volvo Cars and Volvo Cars’ Affiliates combined may only be indemnified once for each event. 11.4 Polestar is responsible to obtain and maintain an adequate and reasonable insurance to cover its obligations under the Ancillary Agreements. 12. THIRD PARTY SUPPLIER CLAIMS AND VOLUME COMMITMENTS TO THIRD PARTY SUPPLIER 12.1 [***]. 12.2 Third Party Supplier Claims 12.2.1 [***] (a) . 12.2.2 [***]. 12.2.3 [***] 12.2.4 [***] 12.3 Third Party Volume Commitments 12.3.1 [***] 12.3.2 [***] 13. QUALITY 13.1 The Parties acknowledge that the attainment and maintenance according to quality requirements for the Contract Product and process reliability is of paramount importance. 13.1.1 The Parties have agreed to in good faith develop and mutually agree on a Quality Protocol which shall outline the quality processes to be applied between the Parties in relation to the Contract Product. 14. RESPONSIBLE BUSINESS 14.1 Compliance with laws, internationally recognized principles concerning business and human rights and Code of Conduct. 14.1.1 Each Party shall comply with the laws, and regulations of the country/countries where it operates and all other laws and regulations of any other jurisdiction which are, at the time for Agreement no.: PS22-048 12(19) signing the Agreement or later during the validity of this Agreement become, applicable to the business and the activities of the Three Party in connection with this Agreement. 14.1.2 Without limiting the generality of the foregoing, Three Party shall at all times follow: (i) all applicable laws, regulations and statutory requirements applicable to the Three Party when performing their respective obligations under this Agreement. This includes, but is not limited to those relating to the protection of people’s free enjoyment of labor laws, i.e. such national laws regulating working conditions, work place health and safety, discrimination and the right to freedom of association and collective bargaining; (ii) internationally recognized human rights contained in the International Bill of Human Rights (i.e. the Universal Declaration of Human Rights, the International Covenant on Civil and Political Rights, the International Covenant on Economic, Social and Cultural Rights); UN Guiding Principles on Business and Human Rights; Ten Principles of the United Nations Global Compact (UNGC) covering human rights, labor standards, the environment and anti- corruption; the eight core ILO conventions as set out in the ILO Declaration of Fundamental principles and Rights at Work; where relevant, United Nations Declaration on the Rights of Indigenous Peoples (UNDRIP); (iii) and the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. 14.1.3 Volvo Car Group has adopted a corporate Code of Conduct for its business called Our Code – How we act (the “Volvo Cars Code of Conduct”) available at group.volvocars.com/sustainability, to which Volvo Cars and its affiliates are bound. Polestar has adopted a Code of Conduct for its business (the “Polestar Code of Conduct”) available at legal.polestar.com/ethics, to which Polestar and its affiliates are bound. Three Party agree that these two documents are expressions of the same or similar principles of good conduct, and hereby declare to each other that they shall adhere to, and shall cause their directors, officers, employees and contractors to adhere to, their respective Code of Conduct or similar principles, in their performance of their respective obligations under this Agreement. 14.1.4 Volvo Car Group has adopted a Code of Conduct for Business Partners (“the Volvo Cars Code of Conduct for Business Partners”) available at group.volvocars.com/sustainability. Polestar has adopted a Code of Conduct for Business Partners (“the Polestar Code of Conduct for Business Partners”). The Parties agree that these two documents are expressions of the same or similar principles of good conduct. The Three Party agree to make commercially reasonable efforts to ensure that their respective Business Partners (as defined in the applicable Code of Conduct for Business Partners), to the extent relevant for the performance under this Agreement, are committed to follow the applicable Code of Conduct for Business Partners, or similar principles. 14.1.5 If Polestar reasonably suspects that Volvo Cars does not adhere to (i) Volvo Cars Code of Conduct, and (ii) internationally recognized principles concerning business and human rights as described in Section 14.1.2 (i) and (ii) when performing its obligations under this Agreement, then Polestar shall have the right, either directly or through an independent third- party auditor appointed by Polestar, to conduct an on-site inspection. Any such inspection is subject to prior reasonable notice in writing from Polestar to Volvo Cars. All information obtained during such an inspection shall be considered Confidential Information and be subject to the confidentiality undertaking in Section 9, unless the Parties agree otherwise.

Agreement no.: PS22-048 13(19) Polestar shall ensure that any independent third-party auditor undertakes the same confidentiality undertakings and obligations as those applicable to Polestar in this Agreement. 14.2 Export control, sanctions and customs rules 14.2.1 Volvo Cars shall obtain and maintain any export license(s) required to sell Contract Products to Polestar. 14.2.2 Volvo Cars shall, upon request, provide Polestar with all information and documentation necessary or useful for Polestar to comply with laws relating to export or re-export of the Contract Products to Europe and any other country agreed between the Parties. 14.2.3 Polestar and Volvo Cars hereby represent and warrant respectively that, neither it nor any of its Affiliates, officers, directors or employees (to the best of its knowledge): a) Is, has been or will be a Restricted Party, and b) shall not, when performing its obligations under this Agreement (a) conduct any business activity, directly or indirectly, with any Restricted Party, including by supplying to Polestar items sourced from a Restricted Party, (b) conduct any business activity involving any Sanctioned Territory, (c) conduct any business activity that is prohibited or restricted under trade sanctions or export control laws applicable to the Parties when performing under this Agreement, or (d) engage in any transaction that evades or attempts to violate restrictions under any trade sanctions or export control laws referenced in (a)-(c) above. 14.2.4 Polestar represents and warrants that the Polestar will not sell, provide, or transfer the Contract Products to any person located in a Sanctioned Territory, Russia, Belarus or to any Restricted Party. 14.3 Anti-Corruption 14.3.1 The Parties represents and warrants that it and its directors and officers: i. will, when performing under this Agreement, conduct their operations and transactions in compliance with all applicable laws, regulations and rules relating to anti-money laundering, anti-bribery and anti-corruption, including the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, and all other applicable laws prohibiting bribing government officials and private persons (the “Anti-Corruption Laws”), and ii. are not and have not been within a five-year period prior to the date of this Agreement condemned or sentenced by any judicial or administrative authority for any corrupt or illegal practice under the Anti-Corruption Laws. 14.4 Each Party represents and warrants that it has implemented policies and procedures aiming at preventing corruption and bribery, including effective sanctions against any activity of its directors, officers and employees that might be considered a corrupt or illegal practice under the Anti-Corruption Laws. 14.5 Cybersecurity 14.5.1 In addition to its compliance with applicable laws and regulations in accordance with Section 14.1.1., and in particular with respect to cyber security, Volvo Cars will follow such standards, Agreement no.: PS22-048 14(19) regulations and requirements, which in Volvo Cars’s sole discretion, are deemed relevant and applicable for the manufacturing of the Contract Products. 15. MISCELLANEOUS 15.1 Notices 15.1.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement shall be sent to the following addresses: To Volvo Cars: Volvo Car Corporation Attention: [***] SE405 31 Gothenburg, Sweden Email: [***] With a copy not constituting notice to: Volvo Car Corporation Attention: General Counsel SE405 31 Gothenburg, Sweden Email: [***] To Polestar: Polestar Performance AB Polestar Business Office Attention: [***] Assar Gabrielssons Väg 9 SE-405 31 Gothenburg, SWEDEN Email: [***] With a copy not constituting notice to: Polestar Performance AB Legal Department Assar Gabrielssons Väg 9 SE-405 31 Gothenburg, SWEDEN Email: [***] 15.1.2 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered email transmission and shall be effective upon receipt, which shall be deemed to have occurred two hours after the time such email is sent provided no notice of email transmission failure is returned to the sender. However if such receipt occurred on a non-business day in Sweden, then notice shall be deemed to have been received on the next following business day. All such notices, demands, Agreement no.: PS22-048 15(19) requests and other communications shall be addressed to the address, and with the attention, as set forth in this Notice Section, or to such other address, number or email address as a Party may designate. 15.2 Force Majeure 15.2.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by one of the foregoing events. 15.2.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 15.2.3 In the event of a Force Majeure Event, the Parties shall enter into bona fide discussions with a view to alleviating its effects, and/or to agree upon such alternative arrangements as may be fair and reasonable. 15.3 Assignment Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 15.4 Change of Control Any Change of Control (as defined below) will be considered a material breach under Section 7 of this Agreement unless the other Party’s prior written consent has been obtained. “Change of Control” means (a) in the case of Polestar, Polestar ceasing to be wholly owned directly or indirectly through subsidiaries by Polestar Automotive Holding UK PLC or in the case of Volvo Cars, Volvo Cars ceasing to be controlled by Volvo Car AB (publ). 15.5 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the other party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. Agreement no.: PS22-048 16(19) 15.6 Severability In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 15.7 Amendment Any amendment or addition to this Agreement must be made in writing and signed by the Parties in order to be valid. 15.8 Survival 16. IF THIS AGREEMENT IS TERMINATED OR EXPIRES PURSUANT TO SECTION 7 (TERM) ABOVE, SECTIONS 6 (LIABILITY), 9 (CONFIDENTIAL INFORMATION), 10 (TRADEMARK),15.5 (WAIVER), 15.6 (SEVERABILITY),16 (GOVERNING LAW AND DISPUTE RESOLUTION) AS WELL AS THIS SECTION15.8 SHALL SURVIVE ANY TERMINATION OR EXPIRATION AND REMAIN IN FORCE AS BETWEEN THE PARTIES AFTER SUCH TERMINATION OR EXPIRATION.GOVERNING LAW 16.1 This Agreement and all non-contractual rights and obligations in connection with this Agreement shall be governed by the substantive laws of the Sweden and without giving regard to its conflict of law principles. 17. DISPUTE RESOLUTION 17.1 Escalation Principles 17.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 17.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 17.1.3 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within thirty (30) days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved

Agreement no.: PS22-048 17(19) in accordance with Section17.2 below. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board immediately and Section 17.1.2 above shall not apply. 17.1.4 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 9 above. 17.1.5 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 17.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 17.2 Arbitration 17.2.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall, be submitted to the Arbitration Institute of the Stockholm Chamber of Commerce (“SCC”) for arbitration, which shall be held in Gothenburg, Sweden and conducted in accordance with the SCC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English. The arbitral tribunal shall be composed of three arbitrators. 17.2.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 17.2.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 17.2.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 17.2.5 Any dispute, controversy or claim under this Agreement and any or all of the Ancillary Agreement may be consolidated in one and the same arbitral proceeding before one and the same arbitral tribunal if possible in accordance with the applicable Ancillary Agreements. A party to any of the Ancillary Agreements may be joined to any arbitration under this Agreement at the request of a Party. For the foregoing purposes the SCC Rules shall apply, save that consolidation or joinder shall be ordered unless SCC exceptionally determines that consolidation or joinder would be highly inappropriate under the circumstances. [Signature page follows] Agreement no.: PS22-048 1(19) This Agreement may be signed electronically and in counterparts, which together will constitute one instrument. The Parties agree that a scanned or electronic copy of this Agreement signed by both Parties’ authorized signatories will constitute a binding agreement. [Place:]Gothenburg [Place:] Gothenburg [Date:] Jan 8, 2024 [Date:]Jan 11, 2024 VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: /s/ Maria Hemberg By: /s/ Jonas Engström Printed Name: Maria Hemberg Printed Name: Jonas Engström Title: General Counsel Title: Head of Operations By: /s/ Johan Ekdahl By: /s/ Thomas Ingenlath Printed Name: Johan Ekdahl Printed Name: Thomas Ingenlath Title: CFO Title: CEO Polestar Agreement no.: PS22-048 2(19) Appendix 1 [***]